                                                                   EXHIBIT 3(ii)
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                                    BY-LAWS

                          As Adopted December 29, 1972
                  (As last amended effective August 21, 1995)



                               NBD BANCORP, INC.
                            (A Delaware Corporation)



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                                   ARTICLE I

                                    Offices

Section 1. Registered Office. The registered office of the Corporation is located at 32 Loockerman Square, Suite L-100, Dover, Delaware 19901. The Corporation may, by resolution of the Board of Directors, change the location to any other place in Delaware.

Section 2. Other offices. The Corporation may have such other offices, within or without the State of Delaware, as the Board of Directors may from time to time establish.

                                   ARTICLE II

                            Meetings of Stockholders

Section 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of any other business as may properly come before the meeting shall be held on the third Monday in May of each year at eleven o'clock in the forenoon or at such other date and hour as from time to time may be designated by the Board of Directors.

Section 2. Special Meetings. A special meeting of the stockholders may be called at any time only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors.

Section 3. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of stockholders.

Section 4. Notice of Meetings. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or under the direction of the Secretary, to each stockholder of record entitled to vote at such meeting. Except as otherwise required by statute, the written notice shall be given not less than ten nor more than sixty days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Adjourned Meetings. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 6. Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of record who is present.

Section 7. Quorum. Except as otherwise required by statute, the presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the stockholders of record entitled to vote, present in person or by proxy, may adjourn the meeting from time to time until a quorum is present.

Section 8. Proxies. Each stockholder of record entitled to vote at a meeting of stockholders may authorize another person or persons (but no more than three) to act for him by proxy, but no such proxy shall be voted or acted upon other than at the meeting specified in the proxy or any adjournment of such meeting.


Section 9. Voting Rights. Except as otherwise provided by statute or by the Certificate of Incorporation, and subject to the provisions of Article VII of these By-Laws, each stockholder of record shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder.

Section 10. Required Vote. Except as otherwise required by statute or by the Certificate of Incorporation, the holders of record of a majority of the capital stock having voting power, present in person or by proxy, shall decide any question brought before a meeting of the stockholders at which a quorum is present.

Section 11. Elections of Directors. Elections of directors need not be by written ballot.

                                  ARTICLE III

                               Board of Directors

Section 1. General Powers. The business of the Corporation shall be managed by the Board of Directors, except as otherwise provided by statute or by the Certificate of Incorporation.

Section 2. Number. The number of the Directors of the Corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the Corporation, except that the minimum number of directors shall be fixed at no less than 15 and the maximum number of directors shall be fixed at no more than 30. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly equal in number as possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1986 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1987, successors of the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

Section 3. Election and Term of Office. Except as otherwise provided in these By-laws, directors shall be elected at the annual meeting of stockholders.
Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. Any director of any class chosen to fill a vacancy in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the next annual meeting for the year in which his or her term expires and until such director's successor shall have been elected and qualified.

Section 4. First Meetings. The first meeting of each newly elected Board of Directors shall be held without notice immediately after the annual meeting of the stockholders for the purpose of the organization of the Board, the election of officers, and the transaction of such other business as may properly come before the meeting.

Section 5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places, within or without the State of Delaware, as shall from time to time be determined by the Board.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, any Director who is a Vice Chairman of the Board or the Secretary, and shall be called by the Secretary on the written request of three directors. Such meetings shall be held at such times and at such places, within or without the State of Delaware, as shall be determined by the officer calling or by the directors requesting the meeting. Notice of the time and place thereof shall be mailed to each director, addressed to him at his address as it appears on the records of the Corporation, at least two days before the day on which the meeting is to be held, or sent to him at such place by telegraph, radio or cable, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Such notice need not state the purposes of the meeting. Any or all directors may waive notice of any meeting, either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7. Quorum, Required Vote, and Adjournment. The presence, at any meeting, of a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business. Except as otherwise required by statute or by the Certificate of Incorporation, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at the time and place of any meeting may adjourn such meeting from time to time until a quorum be present.

Section 8. Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board or committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

Section 9. Participation - Meeting by Telephone. A member of the Board or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

Section 10. Compensation. The Board of Directors may authorize the payment to directors of a fixed fee and expenses for attendance at meetings of the board or any committee thereof, and annual fees for service as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.



                                   ARTICLE IV

                              Executive Committee

Section 1. Number and Qualifications. There shall be a committee composed of not less than four (4) members to be known as the Executive Committee which shall consist of all the officer-directors of the Corporation and two (2) other directors appointed as shall be provided by the Board of Directors. Provision shall be made by the Board of Directors for the appointment of alternates from among the directors, to act for members in the event of their absence or disability.

Section 2. Presiding Officer. The Chairman of the Board shall act as presiding officer of any meeting of the Executive Committee. In the event of the absence or disability of the Chairman of the Board, the President shall act as presiding officer. In the event of the absence or disability of the Chairman of the Board and the President, another officer-director, if present, shall act as the presiding officer. If no officer-director is present, the other members present at the meeting shall elect one of their number as presiding officer.

Section 3. Quorum. Any two (2) persons each of whom is a member or alternate member of the Executive Committee, of whom not less than one (1) shall be non-officer directors, shall constitute a quorum for the transaction of business at any meeting of the Executive Committee.

Section 4. Duties. The Executive Committee shall function from day to day or such other short intervals as shall be found requisite and expedient in carrying on of the business and affairs of the Corporation, and between meetings of the Board of Directors, said Committee shall have and may exercise, so far as may be permitted by law, all power and authority of the Board of Directors (including the right to authorize the seal of the Corporation to be affixed to all instruments on which the same may be required or appropriate). A record of the meetings of the Committee shall be kept, which shall be accessible to inspection by the Directors at all times, and the Committee shall, at each regular meeting of the Board of Directors and at such other times as the Board of Directors may request, submit in writing a full report of its actions. The Board of Directors shall approve or disapprove the report of the Executive Committee, such action to be recorded in the minutes of the meeting; provided, however, that no rights of third parties shall be affected by any action of the Board of Directors, if such rights have attached by virtue of action of the Executive Committee.


                                   ARTICLE V

                                Other Committees

The Board of Directors may, by resolution, designate one or more other regular and special committees, consisting of directors, officers or other persons which shall have and may exercise such powers and functions as the Board may prescribe in the management of the business and affairs of the Corporation.

Such committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

The Board of Directors may from time to time suspend, alter, continue or terminate any such committee or the powers and functions thereof.

                                   ARTICLE VI

                                    Officers

Section 1. Number, Election, Term of Office and Qualification. The number, titles and duties of the officers shall be determined by the Board of Directors from time to time, subject to the provisions of applicable law, the Certificate of Incorporation, and these By-Laws. Each officer shall be elected by the Board of Directors and shall hold office until such officer's successor is elected and qualified or until such officer's death, resignation or removal. The election of officers shall be held annually at the first meeting of the Board of Directors held after each annual meeting of stockholders, subject to the power of the Board of Directors to designate any office at any time and elect any person thereto. The officers shall include a Chairman of the Board, a President, and may include one or more Vice Chairman of the Board, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may determine. The same person may hold any two or more offices, and in any such case, these By-Laws shall be construed and understood accordingly; provided that the same person may not hold the offices of Chairman of the Board and Secretary or President and Secretary. No officer other than the Chairman of the Board, President or Vice Chairman of the Board need be a director of the Corporation.

Section 2. Removal. Any officer or agent may be removed at any time, with or without cause, by the Board of Directors.

Section 3. Vacancies. Any vacancy occurring in any office of the Corporation may be filled for the unexpired term in the manner prescribed by these By-Laws for the regular election to such office.

Section 4. Chief Executive Officer. The Board of Directors shall designate one of the officers to be the Chief Executive Officer. Subject to the direction and under the supervision of the Board of Directors, the Chief Executive Officer shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees.

Section 5. The Secretary. The Secretary shall keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books to be kept for that purpose. He shall have custody of the seal of the Corporation and shall have authority to cause such seal to be affixed to, or impressed or otherwise reproduced upon, all documents the execution and delivery of which on behalf of the Corporation shall have been duly authorized. He shall in general, perform all duties and have all powers incident to the office of Secretary and shall perform such other duties and have such other powers as may from time to time be assigned to him by these By-Laws, by the Board of Directors or by the Chief Executive Officer.

Section 6. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall cause all moneys and other valuable effects to be deposited in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall, in general, perform all duties and have all powers incident to the office of Treasurer and shall perform such other duties and have such other powers as may from time to time be assigned to him by these By-Laws, by the Board of Directors or by the Chief Executive Officer.

                                  ARTICLE VII

                               Fixing Record Date

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                 ARTICLE VIII

                            Execution of Instruments

Section 1. Execution of Instruments Generally. All documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine.

Section 2. Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements, and all evidence of indebtedness of the Corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

Section 3. Proxies and Consents. Proxies to vote and written consent with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by two officers, one of whom shall be the Chairman, President, Vice Chairman, or a Vice President and the other of whom shall be the Secretary or an Assistant Secretary of the Corporation; or by any other person or persons duly authorized by the Board of Directors.

                                   ARTICLE IX

                                 Capital Stock

Section 1. Stock Certificates. The interest of every holder of stock in the Corporation shall be evidenced by a certificate or certificates signed by, or in the name of the Corporation by the Chairman, President, Vice Chairman or a Vice President, and by the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation and in such form not inconsistent with the Certificate of Incorporation or applicable law as the Board of Directors may from time to time prescribe. If such certificate is countersigned (1) by a transfer agent, whether or not a subsidiary of the Corporation, other than the Corporation or its employee, or (2) by a registrar, whether or not a subsidiary of the Corporation, other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 2. Transfer of Stock. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by his attorney duly authorized in writing, upon surrender to the Corporation of the certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer tax stamps. In that event it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

Section 3. Rights of Corporation with Respect to Registered Owners. Prior to the surrender to the Corporation of the certificates for shares of stock with a request to record the transfer of such shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

Section 4. Transfer Agents and Registrars. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance and transfer of certificates for shares of the stock of the Corporation and may appoint transfer agents or registrars or both, and may require all certificates of stock to bear the signature of either or both. Nothing herein shall be construed to prohibit the Corporation or any subsidiary of it from acting as its own transfer agent or registrar at any of its offices.

Section 5. Lost, Destroyed and Stolen Certificates. Where the owner of a certificate for shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner satisfies such reasonable requirements, including evidence of such loss, destruction, or wrongful taking, as may be imposed by the Corporation, including but without limitation, the delivery to the Corporation of an indemnity bond satisfactory to it.

                                   ARTICLE X

Seal

The corporate seal, subject to alteration by the Board of Directors, shall be in the form of a circle and shall bear the name of the Corporation and the year of its incorporation and shall indicate its formation under the laws of the State of Delaware. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


                                  ARTICLE XI

                                  Fiscal Year

The fiscal year of the Corporation shall be the calendar year except as otherwise provided by the Board of Directors.

                                  ARTICLE XII

                                   Amendments

The By-Laws of the Corporation may be amended or repealed, or new By-Laws not inconsistent with law or any provision of the Certificate of Incorporation, as amended, may be made and adopted by a majority vote of the whole Board of Directors at any regular or special meeting of the Board.